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                                                                    EXHIBIT 99.3
                               December 7, 2000


Bruce W. Waddell
4329 East Ocean Boulevard, E
Long Beach, California 90803

Dear Bruce:

     On behalf of the Board of Directors (the "Board") of Allied Research Corporation (the "Company"), I am very pleased to offer you the position of Vice President for Strategic Planning and Corporate Development of the Company. This letter agreement clarifies and confirms the terms of your employment with the Company.

17.  POSITIONS; START DATE

     As Vice President for Strategic Planning and Corporate Development of the Company, you shall have the duties and responsibilities customarily associated with such position and such duties as may be assigned to you by the Chief Executive Officer of the Company. You will report directly to the Chief Executive Officer of the Company. Your office will be at the Company's headquarters, located at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182. You agree not to actively engage in any other employment, occupation or consulting activity that conflicts with the interests of the Company. Unless we mutually agree otherwise, you will commence employment on January 1, 2001 (the "Start Date").

18.  SALARY

     Your salary will be $12,083.33 per month ($145,000 annualized), payable monthly in accordance with the Company's standard payroll practice and subject to applicable withholding taxes. Because your position is exempt from overtime pay, your salary will compensate you for all hours worked. Your salary will be reviewed and effective annually by the Board or its Compensation Committee, and any adjustments will be effective as of the date determined by the Board or its Compensation Committee.

19.  STOCK AWARD

     As a one-time "signing bonus", and subject to Board of Directors' approval, you will be granted a stock award of 2,500 shares of Company common stock as of the Start Date. These shares are registered pursuant to the S-8 Registration Statement filed by the Company with the Securities and Exchange Commission on March 20, 1998.

20.  BONUS

     In addition to your salary, you will be eligible to earn an annual bonus of up to 35% of your base salary if you meet or exceed certain performance standards which will be mutually
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determined by you and the Chief Executive Officer, approved by the Compensation
Committee and evidenced by a separate writing executed by you and the Company. The performance standards for 2001 will be mutually determined and approved within ninety (90) days of commencement of employment and prior to the beginning of each subsequent calendar year. You will be eligible for an annual bonus for any calendar year only if you remain employed with the Company as of December 31 of such calendar year. The bonus will be payable within thirty (30) days of the filing by the Company of its Form 10-K for the relevant calendar year. The bonus will be payable, at your election, in cash and/or shares of Company common stock. In the event the shares are subject to any restrictions on transferability, we will agree upon an appropriate discount from the market value of the shares on the date of your receipt of the shares thereby resulting in an increase in the number of shares awarded over the number which would have been awarded on an unrestricted basis.

21.  BENEFITS

     You will also be entitled, during the term of your employment, to such employee benefits as the Company may offer from time to time, subject to applicable eligibility requirements.

22.  STOCK OPTION

     As we discussed, our compensation structure is weighted towards equity ownership because we believe we will create the most value for the Company and its shareholders over time by having employees think and act like, and therefore be, owners. To this end, and subject to Board of Directors' approval, you will be granted as of the Start Date a five (5) year option to purchase 40,000 shares of Company common stock, which will vest as to 16,000 shares on the first day of January, 2002 and at the rate of 8,000 shares on the first day of January of each of 2003, 2004 and 2005, provided you remain in the employ of the Company on said dates. The option will provide for accelerated vesting upon a Change of Control (as defined below). The strike price will be the fair market value per share of such stock on the last trading day immediately preceding the Start Date. The option will be an incentive stock option to the extent permissible under the Internal Revenue Service code and regulations and to the extent available under the Company's 1997 stock plan. The Company will use its best efforts to file a Form S-8 registration statement to register all shares issued as a result of exercise of the option. Your option will be documented by delivery to you of a stock option agreement. The Board (or the Committee) will consider and may in its discretion issue future option grants to you based on your performance, the Company's operating results and other appropriate factors.

     For purposes hereof, the term "Change of Control" means:

          (i) the acquisition (other than by the Company) by any person, entity or "group" within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 50% or more of either the then outstanding shares of common

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          stock or the combined voting power of the Company's then outstanding capital stock entitled to vote generally in the election of directors; or

          (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board; or

          (iii) approval by the shareholders of the Company of (x) a reorganization, merger, consolidation or share exchange, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving company's then outstanding voting securities, (y) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company.

23.  TERMINATION OF EMPLOYMENT

     Your employment may be terminated at any time by you, or by the Company with or without Cause, with ninety (90) days' prior written notice. Subject to this notice requirement, this at-will employment relationship cannot be changed except in writing signed by the Chief Executive Officer of the Company or the Chairman of the Compensation Committee. The following matters will provide the Company with justification for termination of your employment with "Cause":

     (c)  your conviction of any act by you of fraud or embezzlement;

     (b) your conviction of any felony involving an act of dishonesty, moral turpitude, deceit or fraud;

     (c) your conviction of any act of dishonesty or misconduct (whether in connection with your responsibilities as an employee of the Company or otherwise) that either materially impairs the Company's business, goodwill or reputation or materially compromises your ability to represent the Company with the public; or

     (d) your material failure to perform your lawful duties to the Company after receiving written notice from the Company's Board of Directors describing such failure in reasonable detail.

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24.  PAYMENTS UPON TERMINATION OF EMPLOYMENT

     If you terminate your employment or if the Company terminates your employment with or without Cause, the Company will pay you any accrued and unpaid compensation (subject to normal withholding and other deductions) to the effective date of termination of your employment. In addition, if your employment with the Company is terminated without Cause following (i) a material adverse alteration or diminution in the nature or status of your authority, duties or responsibilities from those in effect immediately prior to such change, (ii) any change which results in you reporting to anyone other than the Chief Executive Officer of the Company or (iii) a material reduction in your base salary: (a) you will be entitled to receive severance pay equal to your then existing base salary monthly installments throughout the period ending twelve (12) months from the earlier to occur of receipt of notice of termination of employment or the date of employment termination; (b) any non-vested stock option which is scheduled to vest as of the next January 1 will vest as of the date of the termination of your employment in an amount equal to the amount scheduled to vest as of said January 1 multiplied by a fraction, the numerator of which shall be the number of days of the then current calendar year up to and including the date of termination and the denominator of which will be 365; and
(c) you will be deemed to have remained an employee throughout the severance period for purposes of any group health plan maintained by the Company.

9.   NON-COMPETITION

     For a one (1) year period from and after termination of your employment for any reason, you shall not engage, directly or indirectly, either on your own behalf or on behalf of any other person, firm, corporation or other entity, in any business competitive with any business of the Company (or any of its subsidiaries), in the geographic area or areas in which Company (or any of its subsidiaries) is conducting business at the time of termination of your employment, or own more than 5% of any such firm, corporation or other entity. Upon any violation of the foregoing sentence, you will forfeit any remaining amounts payable to you hereunder in addition to any other remedies available to the Company as a result of the violation.

10.  CONFIDENTIALITY

     With your employment comes the responsibility that you will honor any confidentiality agreements you have signed with other entities. If you have any confidential information or trade secrets, written, or otherwise known by you, you agree not to bring them to the Company, and you agree not to use them in any way. You attest that you have not signed a "non-competition" agreement or any other agreement that would prohibit you from working here.

     Neither party shall disclose or appropriate to its own use, or the use of any third party, at any time during or subsequent to the term of this letter agreement, any Confidential Information (as defined herein), except to employees or agents who require the same for purposes of performing under this letter agreement, without the prior written consent of the disclosing party. The parties agree to take every reasonable precaution to prevent the unauthorized disclosure of Confidential Information to any third party.

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     "Confidential Information" is defined as all information of either party or their parent or affiliate companies, that is considered confidential, special, unique, proprietary, gives the disclosing party a competitive advantage and/or enhances the disclosing party's goodwill, whether designated confidential or not, and whether written, oral or obtained by viewing the disclosing party's premises, data or information, and includes, but is not limited to formulae, revisions of same, processes and methods as well as business plans, financial data, product development plans, marketing plans and strategies, distributor or representative lists, manufacturing methodologies, research data and any other information of the disclosing party.

     The obligations set forth in the preceding two (2) paragraphs shall not apply to any information which: (i) is or becomes part of the public domain through no act of the receiving party; (ii) is or may be rightfully or legally disclosed subsequent to the receipt thereof from the disclosing party by a third party not having a confidential relationship to the disclosing party with respect thereto; or (iii) the receiving party can demonstrate by written proof that the information was known to it, other than through disclosure by a third party not having a confidential or fiduciary relationship to the disclosing party with respect thereto, prior to gaining access to the Confidential Information.

11.  ADDITIONAL PROVISIONS

     The Company will reimburse you for all reasonable house hunting and relocation expenses incurred by you in moving your personal residence to the Virginia/Maryland area.

     If you would like to defer receipt of any portion of your compensation, we will establish an appropriate plan to effect the deferral.

     The terms described in this letter agreement will be the terms of your employment, and this letter supersedes any previous discussions or offers. Any additions or modifications of these terms would have to be in writing and signed by you and the Chief Executive Officer of the Company or the Chairman of the Compensation Commission.

     The validity, interpretation, construction and performance of this letter agreement shall be governed by the laws of the State of Delaware (except their provisions governing the choice of law).

     If you agree that this letter agreement evidences our agreement concerning your employment with the Company, please indicate so by signing both copies of this letter retaining one for your files. This offer and all terms of employment stated in this letter agreement will expire if you have not returned a signed copy to me on or prior to December 7, 2000.

     We are very excited about you joining us. I look forward to a productive and mutually beneficial working relationship. Please let me know if I can answer any questions for you about any of the matters outlined in this letter agreement.


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                              Sincerely,

                              /s/ J. H. Binford Peay, III
                              ---------------------------

                              J.H. Binford Peay, III,
                              President-Elect of
                              Allied Research Corporation

ACCEPTANCE

I accept employment with Allied Research Corporation under the terms set forth in this letter agreement:



/s/ Bruce W. Waddell
------------------------
Bruce W. Waddell


Allied/Peay ltr to Waddell 11-00.3

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